Exhibit 99.1
The Priceline Group Reports Financial Results for 1st Quarter 2014
NORWALK, Conn., May 8, 2014. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 1st quarter 2014 financial results. First quarter gross travel bookings for The Priceline Group (the "Group"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $12.3 billion, an increase of 34% over a year ago (approximately 35% on a local currency basis).
The Group's gross profit for the 1st quarter was $1.4 billion, a 39% increase from the prior year. International operations contributed gross profit in the 1st quarter of $1.21 billion, a 35% increase versus a year ago (approximately 37% on a local currency basis). The Group had GAAP net income applicable to common shareholders for the 1st quarter of $331 million, or $6.25 per diluted share, which compares to $244 million or $4.76 per diluted share, in the same period a year ago.
Non-GAAP net income in the 1st quarter was $416 million, a 40% increase versus the prior year. Non-GAAP net income was $7.81 per diluted share, compared to $5.76 per diluted share a year ago. FactSet consensus for the 1st quarter 2014 was $6.93 per diluted share. Adjusted EBITDA for the 1st quarter 2014 was $513 million, an increase of 39% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
"The Company's business is off to a strong start in 2014," said Darren Huston, President and CEO of The Priceline Group. "The Group delivered exceptional growth from both a top and bottom line perspective in the 1st quarter of 2014. The Group's hotel business booked over 83 million room nights in the 1st quarter, up 32% over last year.  International gross bookings increased 37% (38% on a local currency basis), reflecting increased penetration of core Western European and North American markets but also very attractive growth in newer markets, including Eastern Europe, the Middle East, South America and the Asia-Pacific region."
Looking forward, Mr. Huston said, "Our teams around the world are continuing to work hard and innovate in all areas of our business. We continuously experiment and invest in ways to efficiently bring consumers to our brands and to delight them with the experience of making travel reservations on our mobile and desktop platforms. I am confident that our efforts have the Group's brands well positioned for summer peak travel season."
The Priceline Group said it was targeting the following for 2nd quarter 2014:

•	Year-over-year increase in total gross travel bookings of approximately 22% - 32% (an increase of approximately 20% - 30% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 24% - 34% (an increase of approximately 21% - 31% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 15% - 20%.

•	Year-over-year increase in revenue of approximately 19% - 29%.

•	Year-over-year increase in gross profit of approximately 24% - 34%.

•	Adjusted EBITDA of approximately $725 million to $775 million.

•	Non-GAAP net income per diluted share between $11.22 and $12.02.
Non-GAAP guidance for the 2nd quarter 2014:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•	excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or

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settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $222 million in the 2nd quarter 2014. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $86 million in the 2nd quarter 2014. The Group estimates GAAP net income per diluted share between $9.67 and $10.47 for the 2nd quarter 2014.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- a change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel;
-- an adverse outcome in one or more travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings in which we are involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income (loss) attributable to noncontrolling interests and income taxes and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three months ended March 31, 2014 and 2013 is adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the $20.5 million charge (including estimated interest and penalties) recorded in the 1st quarter 2013, principally related to unfavorable rulings in the State of Hawaii and the District of Columbia, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	Net income (loss) attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.

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About The Priceline Group

The Priceline Group Inc. (NASDAQ: PCLN) is the world leader in online travel, serving consumers and partners through five primary brands - Booking.com, priceline.com, agoda.com, KAYAK and rentalcars.com. For more information, visit pricelinegroup.com.

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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

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The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$1,288,150	$1,289,994
Restricted cash	15,616	10,476
Short-term investments	5,422,358	5,462,720
Accounts receivable, net of allowance for doubtful accounts of $14,237 and $14,116, respectively	627,160	535,962
Prepaid expenses and other current assets	428,123	107,102
Deferred income taxes	74,533	74,687
Total current assets	7,855,940	7,480,941
Property and equipment, net	149,373	135,053
Intangible assets, net	998,307	1,019,985
Goodwill	1,771,548	1,767,912
Deferred income taxes	5,093	7,055
Other assets	33,423	33,514
Total assets	$10,813,684	$10,444,460

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$299,411	$247,345
Accrued expenses and other current liabilities	561,915	545,342
Deferred merchant bookings	471,956	437,127
Convertible debt	97,707	151,931
Total current liabilities	1,430,989	1,381,745
Deferred income taxes	334,631	326,425
Other long-term liabilities	81,177	75,981
Convertible debt	1,753,160	1,742,047
Total liabilities	3,599,957	3,526,198

Convertible debt	4,318	8,533

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 61,614,457 and 61,265,160 shares issued, respectively	478	476
Treasury stock, 9,328,998 and 9,256,721 shares, respectively	(2,083,867)	(1,987,207)
Additional paid-in capital	4,650,077	4,592,979
Accumulated earnings	4,549,970	4,218,752
Accumulated other comprehensive income	92,751	84,729
Total stockholders' equity	7,209,409	6,909,729
Total liabilities and stockholders' equity	$10,813,684	$10,444,460

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Agency revenues	$1,041,144	$769,928
Merchant revenues	526,998	528,564
Advertising and other revenues	73,660	3,520
Total revenues	1,641,802	1,302,012
Cost of revenues	235,331	292,347
Gross profit	1,406,471	1,009,665
Operating expenses:
Advertising — Online	520,848	403,153
Advertising — Offline	53,474	27,729
Sales and marketing	64,311	52,263
Personnel, including stock-based compensation of $38,803 and $21,709, respectively	194,531	134,218
General and administrative	72,981	50,161
Information technology	23,224	13,222
Depreciation and amortization	38,376	19,080
Total operating expenses	967,745	699,826
Operating income	438,726	309,839
Other income (expense):
Interest income	1,041	874
Interest expense	(17,745)	(17,329)
Foreign currency transactions and other	(5,969)	(2,942)
Total other income (expense)	(22,673)	(19,397)
Earnings before income taxes	416,053	290,442
Income tax expense	84,835	46,150
Net income	331,218	244,292
Less: net income attributable to noncontrolling interests	—	21
Net income applicable to common stockholders	$331,218	$244,271
Net income applicable to common stockholders per basic common share	$6.35	$4.89
Weighted average number of basic common shares outstanding	52,153	49,939
Net income applicable to common stockholders per diluted common share	$6.25	$4.76
Weighted average number of diluted common shares outstanding	53,018	51,353

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$331,218	$244,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,552	9,802
Amortization	22,824	9,278
Provision for uncollectible accounts, net	3,671	4,216
Deferred income taxes	8,828	(7,229)
Stock-based compensation expense and other stock-based payments	39,412	21,826
Amortization of debt issuance costs	1,346	1,432
Amortization of debt discount	12,412	11,120
Loss on early extinguishment of debt	3,396	—
Changes in assets and liabilities:
Accounts receivable	(94,156)	(115,162)
Prepaid expenses and other current assets	(317,812)	(207,993)
Accounts payable, accrued expenses and other current liabilities	147,608	188,112
Other	2,705	23,423
Net cash provided by operating activities	177,004	183,117

INVESTING ACTIVITIES:
Purchase of investments	(2,612,047)	(1,504,676)
Proceeds from sale of investments	2,652,013	1,521,947
Additions to property and equipment	(29,731)	(15,051)
Acquisitions and other equity investments, net of cash acquired	(2,633)	(102)
Payments on foreign currency contracts	(43,380)	(17,539)
Change in restricted cash	(5,077)	(581)
Net cash used in investing activities	(40,855)	(16,002)

FINANCING ACTIVITIES:
Payments related to conversion of senior notes	(58,449)	—
Repurchase of common stock	(96,660)	(76,380)
Proceeds from exercise of stock options	7,693	965
Excess tax benefit on stock-based compensation	5,499	4,443
Net cash used in financing activities	(141,917)	(70,972)
Effect of exchange rate changes on cash and cash equivalents	3,924	(21,282)
Net (decrease) increase in cash and cash equivalents	(1,844)	74,861
Cash and cash equivalents, beginning of period	1,289,994	1,536,349
Cash and cash equivalents, end of period	$1,288,150	$1,611,210
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$367,160	$228,893
Cash paid during the period for interest	$5,821	$9,072
Non-cash fair value increase for redeemable noncontrolling interests	$—	$42,768

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended March 31,
		2014	2013

	GAAP Gross profit	$1,406,471	$1,009,665

(a)	Charges related to travel transaction tax rulings	—	20,550

	Non-GAAP Gross profit	$1,406,471	$1,030,215

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended March 31,
		2014	2013

	GAAP Operating income	$438,726	$309,839

(a)	Charges related to travel transaction tax rulings	—	20,550
(b)	Stock-based employee compensation	38,803	21,709
(c)	Amortization of intangible assets	22,824	9,278

	Non-GAAP Operating income	$500,353	$361,376

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	35.6%	35.1%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended March 31,
		2014	2013

	GAAP Net income applicable to common stockholders	$331,218	$244,271

(a)	Charges related to travel transaction tax rulings	—	20,550
(b)	Stock-based employee compensation	38,803	21,709
(d)	Depreciation and amortization	38,376	19,080
(e)	Interest income	(1,041)	(874)
(e)	Interest expense	17,745	17,329
(f)	Loss on early extinguishment of debt	3,396	—
(g)	Income tax expense	84,835	46,150
(h)	Net income attributable to noncontrolling interests	—	21

	Adjusted EBITDA	$513,332	$368,236

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended March 31,
		2014	2013

	GAAP Net income applicable to common stockholders	$331,218	$244,271

(a)	Charges related to travel transaction tax rulings	—	20,550
(b)	Stock-based employee compensation	38,803	21,709
(c)	Amortization of intangible assets	22,824	9,278
(f)	Debt discount amortization related to convertible debt	11,758	11,120
(f)	Loss on early extinguishment of debt	3,396	—
(j)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	8,479	(9,304)
(i)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	—	(389)

	Non-GAAP Net income applicable to common stockholders	$416,478	$297,235

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2014	2013

	GAAP weighted average number of diluted common shares outstanding	53,018	51,353
(k)	Adjustment for unvested restricted stock units and performance share units	307	215
	Non-GAAP weighted average number of diluted common shares outstanding	53,325	51,568
	Net income applicable to common stockholders per diluted common share
	GAAP	$6.25	$4.76
	Non-GAAP	$7.81	$5.76

(a)	Adjustment for an accrual for travel transaction taxes (including estimated interest and penalties), principally related to unfavorable rulings in the State of Hawaii and the District of Columbia.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(g)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(h)	Net income attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(i)	Impact of other non-GAAP adjustments on Net income attributable to noncontrolling interests.
(j)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(k)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14
International	$5,451	$5,952	$6,473	$5,494	$7,783	$8,579	$9,179	$7,758	$10,643
Domestic	1,260	1,377	1,359	1,090	1,370	1,538	1,586	1,379	1,637
Total	$6,712	$7,329	$7,831	$6,584	$9,153	$10,118	$10,765	$9,138	$12,280

Agency	$5,528	$6,031	$6,423	$5,302	$7,648	$8,425	$9,023	$7,576	$10,516
Merchant	1,184	1,298	1,408	1,282	1,505	1,692	1,742	1,562	1,764
Total	$6,712	$7,329	$7,831	$6,584	$9,153	$10,118	$10,765	$9,138	$12,280

Year/Year Growth
International	54.2%	33.1%	29.7%	40.4%	42.8%	44.1%	41.8%	41.2%	36.8%
excluding F/X impact	58%	44%	41%	43%	43%	44%	41%	42%	38%
Domestic	11.7%	5.3%	7.2%	4.4%	8.7%	11.7%	16.7%	26.5%	19.5%

Agency	46.2%	27.6%	25.4%	33.1%	38.3%	39.7%	40.5%	42.9%	37.5%
Merchant	34.0%	23.1%	24.0%	31.8%	27.1%	30.3%	23.7%	21.8%	17.2%

Total	43.9%	26.8%	25.2%	32.9%	36.4%	38.0%	37.5%	38.8%	34.2%
excluding F/X impact	47%	35%	34%	35%	37%	38%	36%	39%	35%

Units Sold	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14
Hotel Room-Nights	45.9	50.2	55.2	46.2	63.2	69.4	74.8	63.1	83.4
Year/Year Growth	47.0%	39.1%	35.9%	37.6%	37.7%	38.2%	35.6%	36.5%	32.0%

Rental Car Days	6.9	8.6	9.4	7.2	9.9	12.5	12.0	9.5	12.3
Year/Year Growth	40.6%	29.4%	34.9%	36.5%	43.3%	46.3%	27.5%	32.3%	24.6%

Airline Tickets	1.6	1.7	1.7	1.4	1.7	1.7	1.8	1.8	2.0
Year/Year Growth	4.9%	(1.8)%	6.1%	1.7%	1.4%	1.8%	8.6%	28.1%	22.6%

	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14
Revenue	$1,037.2	$1,326.8	$1,706.3	$1,190.6	$1,302.0	$1,680.2	$2,269.9	$1,541.2	$1,641.8
Year/Year Growth	28.2%	20.3%	17.4%	20.2%	25.5%	26.6%	33.0%	29.4%	26.1%

Gross Profit	$743.3	$1,004.1	$1,396.5	$939.8	$1,009.7	$1,383.9	$1,989.1	$1,333.3	$1,406.5
Year/Year Growth	47.0%	34.0%	26.9%	29.7%	35.8%	37.8%	42.4%	41.9%	39.3%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers. International gross bookings consist of the gross bookings of Booking.com, agoda.com and rentalcars.com, in each case regardless of where the consumer is resident, from where the consumer makes a reservation or where the travel service is provided.

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